                                                                    EXHIBIT 10.3

                                EXUS ENERGY, LLC

                     (A Delaware Limited Liability Company)




                      LIMITED LIABILITY COMPANY AGREEMENT




           THE LIMITED LIABILITY COMPANY INTERESTS REFERENCED HEREIN
         HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
              AMENDED, OR PURSUANT TO THE PROVISIONS OF ANY STATE
                                SECURITIES ACT.




             CERTAIN RESTRICTIONS ON TRANSFERS OF LIMITED LIABILITY
                    COMPANY INTERESTS ARE SET FORTH HEREIN.

                                EXUS ENERGY, LLC

                     (A Delaware Limited Liability Company)

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE 1  Definitions........................................................1
           1.1      Definitions...............................................1
           1.2      Other Definitions.........................................6

ARTICLE 2  Organization.......................................................7
           2.1      Name and Formation........................................7
           2.2      Principal Place of Business...............................7
           2.3      Registered Office and Registered Agent....................7
           2.4      Term......................................................7
           2.5      Purposes and Powers.......................................7
           2.6      Foreign Qualification.....................................8
           2.7      Mergers and Exchanges.....................................8
           2.8      No State Law Partnership..................................8
           2.9      Other Activities of Members...............................8

ARTICLE 3  Interests..........................................................8
           3.1      Classes of Equity Interests...............................8
           3.2      Voting....................................................9

ARTICLE 4  Transfers of Interests.............................................9
           4.1      Initial Members...........................................9
           4.2      Additional Interests......................................9
           4.3      Representations and Warranties............................9
           4.4      Restrictions on Transfer..................................9
           4.5      Information..............................................11
           4.6      Liability to Third Parties...............................11
           4.7      Withdrawal...............................................12
           4.8      Certificates.............................................12
           4.9      Lack of Authority........................................12

ARTICLE 5  Management Committee and Officers.................................12
           5.1      Management...............................................12
           5.2      Election of Management Committee.........................12
           5.3      Vacancy..................................................13
           5.4      Removal..................................................13
           5.5      Authority of the Management Committee....................13
           5.6      Duties of Members of the Management Committee............14




                                      (i)

           5.7      Place of Meetings........................................14
           5.8      Annual Meetings of the Management Committee..............15
           5.9      Regular Meetings of Management Committee.................15
           5.10     Special Meetings of the Management Committee.............15
           5.11     Attendance and Waiver of Notice..........................15
           5.12     Compensation of Members of the Management Committee......15
           5.13     Conflicts of Interest....................................15
           5.14     Actions Without a Meeting and Telephonic Meetings........16
           5.15     Officers.................................................16
           5.16     Indemnification..........................................16
           5.17     Exculpation..............................................17

ARTICLE 6  Meetings of Members...............................................17
           6.1      Place of Meetings........................................17
           6.2      Annual Meetings of Members...............................17
           6.3      Special Meetings of Members..............................17
           6.4      Notice of Meetings of Members............................17
           6.5      Quorum...................................................18
           6.6      Proxy....................................................18
           6.7      Registered Members.......................................18
           6.8      Actions Without a Meeting and Telephonic Meetings........19
           6.9      Major Decisions..........................................19

ARTICLE 7  Compensation of Members...........................................19

ARTICLE 8  Capital and Capital Accounts......................................20
           8.1      Capital Contributions....................................20
           8.2      Capital Accounts.........................................21
           8.3      Withdrawal or Reduction of Members' Capital
                    Contributions............................................22
           8.4      Liability of Members.....................................22

ARTICLE 9  Allocations, Distributions, Elections and Reports.................22
           9.1      Allocations of Net Income and Net Loss...................22
           9.2      Certain Book/Tax Differences.............................23
           9.3      Compliance with Section 704(b)...........................23
           9.4      Allocation of Income and Loss in Respect of
                    Transferred Interests....................................24
           9.5      Distributions of Cash....................................24
           9.6      Limitation on Distribution...............................24
           9.7      Transferred Interests....................................24
           9.8      Accounting Principles; Designated Independent Auditor....24
           9.9      Records and Reports......................................25
           9.10     Returns and Other Elections..............................25
           9.11     Tax Matters Partner......................................26


                                      (ii)

           9.12     Bank Accounts............................................26

ARTICLE 10 Dissolution and Termination.......................................26
           10.1     Dissolution..............................................26
           10.2     Interim Manager..........................................27
           10.3     Winding-up and Termination...............................27
           10.4     Distribution of Assets on Dissolution....................27
           10.5     Distributions in Kind....................................28
           10.6     Certificate of Cancellation..............................28

ARTICLE 11 Miscellaneous Provisions..........................................28
           11.1     Notices..................................................28
           11.2     Application of  Law; Venue...............................29
           11.3     No Action for Partition..................................29
           11.4     Headings and Sections....................................29
           11.5     Amendments...............................................29
           11.6     Number and Gender........................................30
           11.7     Binding Effect; No Third Party Beneficiaries.............30
           11.8     Counterparts.............................................30
           11.9     Severability.............................................30
           11.10    Entire Agreement.........................................30
           11.11    Insurance................................................30

Attachments:
         Exhibit A  Company and Member Information



                                     (iii)

                           LIMITED LIABILITY COMPANY

                                   AGREEMENT

                                       OF

                                EXUS ENERGY, LLC


         This Limited Liability Company Agreement of EXUS Energy, LLC (the "Agreement") dated as of June 30, 1999, is hereby (i) duly adopted as the limited liability company agreement of EXUS Energy, LLC, a Delaware limited liability company, by the Management Committee (defined below), and (ii) ratified, confirmed and approved as such by the Members (defined below) who agree to be bound hereby.

         The Certificate of Formation of EXUS Energy, LLC, was certified as filed by the Office of the Secretary of State of the State of Delaware on June 25, 1999. The parties to this Agreement hereby ratify and affirm the execution and filing of the Certificate of Formation.

                                   ARTICLE 1

                                  Definitions

         1.1 Definitions. The following terms used in this Agreement have the following meanings (unless otherwise expressly provided herein):

             "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

             "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in the Capital Account of that Member as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to the Capital Account any amounts that the Member is obligated to restore or is deemed to be obligated to restore pursuant to IRS Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of IRS Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) debiting to the Capital Account the items described in IRS Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of IRS Regulations Section 1.704- 1(n)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "AGREEMENT" means this Limited Liability Company Agreement as originally adopted and as amended from time to time.

                  "AGREEMENT AMONG MEMBERS" means that certain Agreement Among Members, dated an even date herewith, among the Company, Venus and EXCO.

                  "AMI" means the Area of Mutual Interest described in the EXCO Operating Agreement.

                  "APACHE AGREEMENT" means the Purchase and Sale Agreement, dated May 13, 1999, between Apache Corporation and Venus.

                  "APACHE PROPERTIES" means the Interests (as defined and described in the Apache Agreement) to be acquired pursuant to the terms of the Apache Agreement.

                  "APPROVAL OF THE MANAGEMENT COMMITTEE" means the approval of not fewer than 3 members of the Management Committee pursuant to Section 5.5(c).

                  "APPROVAL OF THE MEMBERS" or "APPROVED BY THE MEMBERS" means the affirmative, written approval of Members who own more than fifty percent of all the outstanding Class A Units.

                  "BANKRUPTCY" means, for any Member, that Member's taking or acquiescing in the taking of an action seeking relief under, or advantage of, an applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

                  "BOOK BASIS" means, with respect to any asset, the asset's tax basis; provided, however, that (i) if property is contributed to the Company, the initial Book Basis of such property shall be its fair market value on the date of contribution; (ii) if the Capital Accounts of the Company are adjusted pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Company's assets, the Book Basis of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such IRS Regulations; and (iii) the Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in IRS Regulations Section 1.704-1(b)(2)(iv)(g).

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in Texas are closed.

                  "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for that Member in a manner that the appropriate Officer of the Company determines is in accordance with IRS Regulations Section 1.704-1(b)(2)(iv) and Section 8.2.

                  "CAPITAL CONTRIBUTION" means, with respect to any Member, the contributions described in Section 8.1 made by that Member to the capital of the

Company, and any subsequent contributions made by the Members as contemplated by this Agreement.

                  "CERTIFICATE" has the meaning given that term in Section 2.1.

                  "CLASS A UNITS" means the units of Class A Interests in the Company.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "COMPANY" means EXUS Energy, LLC, a Delaware limited liability company.

                  "CONVERTIBLE NOTE" means that certain Convertible Promissory Note, to be dated on or about June 30, 1999, made by Venus and payable to EXCO.

                  "CREDIT FACILITY" means the Credit Agreement, to be dated on or about June 30, 1999, among the Company, NationsBank, N.A., as Administrative Agent, and the lenders party thereto, as amended from time to time.

                  "EXCO" means EXCO Resources, Inc., a Texas corporation.

                  "EXCO NOMINEES" has the meaning given that term in Section 5.2(a).

                  "EXCO OPERATING AGREEMENT" means that certain Operating Agreement, dated effective July 1, 1999 between EXCO and the Company.

                  "EXCO REPAYMENT" means (i) EXCO's loan to Venus pursuant to the Convertible Note has been repaid in full (including all accrued but unpaid interest and any other charges or fees payable thereunder) and (ii) EXCO's obligation to fund draws under the Convertible Note has been terminated and EXCO is no longer a party to such facility.

                  "FISCAL YEAR" means the fiscal year of the Company, which shall be the calendar year.

                  "INDEPENDENT APPRAISER" means Netherland Sewell & Associates, Inc.

                  "INITIAL CAPITAL CONTRIBUTION" has the meaning given that term in Section 8.1(a).

                  "INTEREST" means, with respect to each Member, the entire ownership interest of that Member in the Company (or "limited liability company interest" as that term is used in the Act), and all rights and liabilities associated therewith (other than rights as a creditor of the Company), at any particular time, including without limitation rights to distributions (liquidating or otherwise), rights to allocations, rights to information, and rights to consent or approve, as set forth herein or in the Act. All Interests hereunder shall be represented by "Units" which shall be issued in amounts proportionate to the Percentage Interests of the Members.

                  "IRS REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "LOSSES" means, for each Fiscal Year, the losses and deductions of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year.

                  "MANAGEMENT COMMITTEE" means the group of four individuals selected from time to time by the Members pursuant to Section 5.2.

                  "MAXIMUM LAWFUL RATE" means the maximum lawful, non-usurious rate that may be charged, collected, or received on a particular loan under applicable laws.

                  "MEMBER" means each Person designated as a Member on Exhibit A, and each Person hereinafter admitted to the Company as a Member as provided in this Agreement, but does not include a Person who has ceased to be a Member in the Company.

                  "MEMBER" means a Member who owns of record Class A Units.

                  "NET INCOME" or "NET LOSS" means, for each Fiscal Year or other period, the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) without separately stating any items of income, gain, loss, deduction or credit under Code Section 703(a)(1) (i.e., such separately stated items shall be taken into account in determining Net Income and Net Loss), subject to the following adjustments:

                           (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account as an item of income pursuant to this definition shall be added to such taxable income or loss;

                           (b) any expenditures of the Company described in
         Section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account as an item of expense pursuant to this definition, shall be subtracted from such taxable income or loss;

                           (c) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Basis of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis;

                           (d) any increase or decrease to Capital Accounts as a result of any adjustment to the Book Basis of Company assets pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f) shall be added to or subtracted from, as the case may be, such taxable income or loss;

                           (e) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such period computed in accordance with IRS Regulations Section 1.704-1(b)(2)(iv)(g), if applicable; and

                           (f) any items specially allocated pursuant to
         Section 9.3 shall not be taken into account in computing Net Income or Net Loss.

                  "OFFICERS" means the officers (who shall be natural persons) appointed pursuant to Approval of the Management Committee to operate the Company on a day-to-day basis pursuant to power and authority delegated by the Management Committee.

                  "PERCENTAGE INTEREST" means, with respect to each Member, the percentage equal to the fraction, the numerator of which is the number of Units held by that Member and the denominator of which is the number of Units then held by all Members.

                  "PERMITTED INVESTMENTS" means (i) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (ii) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, (iii) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, and
(iv) other Investments; provided that, the aggregate amount of all other Investments made pursuant to this clause (iv) outstanding at any time shall not exceed $100,000 (measured at cost on a cumulative basis).

                  "PERSON" has the meaning given that term in the Act.

                  "PROFITS" means, for each Fiscal Year, the income and gains of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year.

                  "PRO RATA" means the ratio computed by dividing the Units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the Units then outstanding of all Members to whom that provision is stated to apply.

                  "RELATED PERSON" means (i) a natural Person who is a Member, member of the Management Committee or Officer or who is a member of any such Person's immediate family, or (ii) a corporation, partnership, limited liability company, joint venture, trust or other legal entity that is a Member or is controlled by a Member or controls a Member, member of the Management Committee or Officer or a member of the immediate family of a Member, member of the Management Committee or Officer or (iii) another natural Person or entity that controls, is controlled by, or is under common control with a Member, member of the Management Committee or Officer.

                  "REQUIRED VOTE" means the vote of Members required under this Agreement for a particular action to be taken, which unless otherwise expressly stated (e.g., a Supermajority Vote of the Members) shall be the same vote required to achieve the Approval of the Members.

                  "SUPERMAJORITY VOTE OF THE MEMBERS" means the affirmative approval of the Members who own in the aggregate more than 66 2/3 % of all the then outstanding Class A Units.

                  "TRANSFER" means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

                  "UNITS" means Class A Units.

                  "VENUS" means Venus Exploration, Inc., a Delaware corporation.

                  "VENUS NOMINEES" has the meaning given that term in Section 5.2(a).

         1.2 Other Definitions.

                  Other terms defined herein have the meanings so given to them.

                                   ARTICLE 2

                                  Organization

         2.1 Name and Formation. The name of the Company is "EXUS Energy, LLC." All business of the Company must be conducted in that name or in one or more other names that comply with applicable law and that are selected by Approval of the Management Committee from time-to-time. The Certificate of Formation of the Company (the "Certificate") was certified as filed by the Office of the Secretary of State of the State of Delaware on June 25, 1999 pursuant to the Act.

         2.2 Principal Place of Business. The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place(s) of business at any other place or places selected by Approval of the Management Committee from time-to-time.

         2.3 Registered Office and Registered Agent. The registered office of the Company shall be the office of the initial registered agent named in the Certificate or such other office selected by Approval of the Management Committee from time-to-time. The registered agent of the Company is the initial registered agent named in the Certificate or another Person or Persons selected by Approval of the Management Committee from time-to-time.

         2.4 Term. The term of existence of the Company shall be perpetual, unless the Company is earlier dissolved in accordance with either this Agreement or the Act.

         2.5 Purposes and Powers. The purpose of the Company shall be to transact the following business: to acquire the Apache Properties as successor to Venus under the Apache Agreement; to engage in the acquisition of oil and gas property interests and the exploration, development and exploitation of such interests, including the drilling of wells for the production of oil, gas and water and to acquire by purchase, lease, or otherwise machinery, equipment, drilling rigs, and pipe for the drilling of oil, gas and water wells; to engage in the production of oil, natural gas and any and all other petroleum products and to store, treat and market the same; to transport gasoline, oils, liquefied petroleum gases, natural gases, and to acquire by purchase, lease or otherwise trucks, trailers, tanks, pipelines, and other equipment necessary or required for the transportation of the aforesaid commodities; to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description; to acquire, and pay for in cash, or in Units or bonds of the Company or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; and to conduct such business ancillary to or in aid of the foregoing as the Management Committee shall deem necessary or desirable to the achievement of the Company's business. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent that the same may be lawfully exercised by limited liability companies under the Act. Without limiting the foregoing, the Company shall have any and all powers necessary to borrow money and to enter into other capital transactions and to provide guaranties and grant security interests in any or all of its assets in connection therewith.

         2.6 Foreign Qualification. The Management Committee shall cause the Company to comply, to the extent legally possible, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in which the Company conducts business. To the extent required by law or as the Management Committee determines is otherwise advisable, one or more Officers shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.

         2.7 Mergers and Exchanges. The Company may be a party to (i) a merger, consolidation or share exchange or (ii) an exchange of the type described in the Act, in accordance with Section 6.9(a).

         2.8 No State Law Partnership. The Management Committee and the Members intend that (i) other than for federal and state income tax and other relevant tax purposes, as appropriate, the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, (ii) no Member, member of the Management Committee or Officer be a partner or joint venturer of any other Member, member of the Management Committee or Officer, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.8 does not prohibit a Member, member of the Management Committee or Officer, in his or its individual or independent capacity, from being associated with another Member, member of the Management Committee or Officer in another Person.

         2.9 Other Activities of Members. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of any Member to engage in or derive profit or compensation from any activities or investments, nor give the Company or any Member any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

                                   ARTICLE 3

                                   Interests

         3.1 Classes of Equity Interests. Equity Interests in the Company shall consist of Class A Units.

         3.2 Voting. Except as otherwise expressly provided herein, the Members who own of record Class A Units shall vote together as one class. Each Member shall be entitled to cast one vote for each whole Unit owned by such Member.


                                   ARTICLE 4

                             Transfers of Interests

         4.1 Initial Members. The initial Members of the Company are set forth on Exhibit A.

         4.2 Additional Interests. Additional Interests may be created and issued to Persons and to existing Members, on a Supermajority Vote of the Members, on the terms and conditions determined by a Supermajority Vote of the Members at the time of such creation or issuance. The terms of issuance must specify the applicable Percentage Interests and may provide for the creation of different classes or groups of Members that have different rights, powers and duties. The Members shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers and duties, and such an amendment need be executed only by the Members. Any such admission in connection with such creation or issuance also must comply with the provisions of Section 4.4(b). The provisions of this Section 4.2 shall not apply to Transfers of Interests.

         4.3 Representations and Warranties. Each Member hereby represents and warrants to the Company and to each other Member that (i) the Member has full corporate, limited liability company, partnership, trust, individual or other applicable power and authority, as appropriate, to execute and agree to this Agreement and to perform its obligations hereunder, and that all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and
(iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with the documents or instruments (as amended) pursuant to which the Member was organized or with any other agreement or arrangement to which the Member is a party or by which it is bound.

         4.4 Restrictions on Transfer.

                  (a) Conditions to Transfer; Effective Date. The Company may not recognize for any purpose any purported Transfer of all or part of an Interest until the other applicable provisions of this Section 4.4 have been satisfied, the applicable provisions of any other agreement relevant thereto to which the Company and any Member are parties have been complied with and the Management Committee has received, on behalf of the Company, a document (i) executed by both the Member effecting the Transfer (or if the Transfer is on account of the death, incapacity, or liquidation of the transferor, executed by the transferor's representative) and the Person to whom the Interest or part thereof is Transferred whereby that Person agrees to be bound by this Agreement, (ii) including the notice address of any Person to be admitted to the Company as a Member, (iii) setting forth the number and classes of Units and the corresponding Percentage Interest, after the Transfer, of the Member effecting the Transfer and the transferee (which together must total the Percentage Interest of the Member effecting the Transfer before the Transfer), and (iv) containing a representation and warranty that
         (A) the Transfer was made in accordance with applicable laws and regulations (including securities and tax laws) and (B) that the representations and warranties in Section 4.3 are true and correct with respect to that Person.

                  Each Transfer that complies with the provisions of this
         Section 4.4 is effective as of the day on which the Management Committee receives the notification of Transfer and the other requirements of this Section 4.4 have been met.

                  (b) Securities Law Conditions to Transfer. The Company may not recognize for any purpose any purported Transfer of all or part of an Interest until the other applicable provisions of this Section 4.4 have been satisfied and the Management Committee has received, on behalf of the Company, a favorable opinion of legal counsel acceptable to the Management Committee to the effect that either (i) the Transfer of the Interests or part thereof subject to the Transfer or admission has been registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (ii) the Transfer or admission is exempt from registration under those laws. The Management Committee, however, may by Approval of the Management Committee waive any or all of the requirements of this Section 4.4(b).

                  (c) Company Expenses Reimbursed by Transferor and Transferee. The Member effecting a Transfer and any Person admitted to the Company in connection therewith shall jointly and severally pay, or reimburse the Company for, all out-of-pocket costs incurred by the Company in connection with the Transfer or admission (including without limitation the legal fees incurred in connection with the legal opinions referred to in Section 4.4(b)) by the tenth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, then the unpaid amount shall accrue interest, at a rate per annum equal to the Maximum Lawful Rate from the date due until the date paid. The Company may offset any distributions payable to any Person admitted to the Company against any such unpaid amount, together with interest thereon.

                  (d) Transferor Ceases To Be a Member. A Member who Transfers all of his Interest ceases to be a Member of the Company and no longer has the rights or privileges of a Member.

                  (e) Members May Elect to Adjust Tax Basis. On the Transfer of all or part of an Interest, at the request of the transferee of that Interest, the Members may, on Approval of the Members, cause the Company to elect, pursuant to Code Section 754 or the corresponding provisions of subsequent law, to adjust the tax basis of the Company's properties as provided by Code Sections 734 and 743.

         4.5 Information.

                  (a) Requirements of Act. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

                  (b) Confidentiality. The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. In addition to any other obligations of any Member pursuant to any agreement between the Company and such Member or otherwise, each Member agrees that it shall hold in strict confidence any such information that it receives concerning the Company and may not use or disclose it to any Person other than another Member, a member of the Management Committee or an Officer, except for disclosures (i) compelled by law (but the Member must notify the other Members promptly of any request for that information, before disclosing it, if legal and practicable), (ii) to advisers or representatives of the Member or Persons to whom that Member's Interest may be Transferred as permitted by this Agreement, but only if the recipients have been notified of, and have agreed to be bound by, the provisions of this
         Section 4.5(b), or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 4.5(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 4.5(b) may be enforced by injunctive relief for specific performance.

         4.6 Liability to Third Parties. No Member, member of the Management Committee or Officer is liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

         4.7 Withdrawal. No Member has the right to withdraw from the Company as a Member other than as permitted by this Agreement or the Agreement Among Managers.

         4.8 Certificates. Certificates in the form determined by the Management Committee may be delivered representing all Interests to which Members are entitled. If certificates are delivered, such certificates shall be consecutively numbered, and shall be entered in the books of the Company as they are issued. Each such certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such certificate shall be signed by the Officers of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of appropriate Officers upon the certificates may be facsimile. Subject to Section 4.4, upon surrender to the Company or the transfer agent of the Company of a certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books and records.

         4.9 Lack of Authority. No Member or member of the Management Committee (other than a Member or a member of the Management Committee who also is an Officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

                                   ARTICLE 5

                       Management Committee and Officers

         5.1 Management. Except for situations in which Approval of the Voting Members (or other action by the Members) is required by this Agreement or by nonwaivable provisions of applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be wholly managed under the direction of, the Management Committee. In managing the business and affairs of the Company and exercising its powers, the Management Committee shall act (i) collectively through meetings and written consents or (ii) through Officers to whom authority and duties have been delegated pursuant to actions of the Management Committee taken in accordance with this Agreement.

         5.2 Election of Management Committee.

                  (a) The initial members of the Management Committee are designated on the Company's signature page to this Agreement. Messrs. Douglas H. Miller and T.W. Eubank are deemed to be the "EXCO Nominees." Messrs. Eugene L. Ames, Jr. and John Y. Ames are deemed to be the "Venus Nominees." Unless removed in accordance with this Agreement, each member of the Management

         Committee shall hold office until his or her successor is elected or appointed, or until his or her earlier death, resignation or removal.

                  (b) In the event that (i) Venus shall forfeit or transfer to EXCO any of its Units by reason of a default upon the Convertible Note or (ii) any Member, Venus or EXCO shall voluntarily or involuntarily commence proceedings under the United States Bankruptcy Code, then EXCO or the non-bankrupt Member (EXCO or the non-bankrupt Member being the "Majority Member"), as the case may be, shall immediately be entitled to designate a majority of the members of the Management Committee. Promptly after the occurrence of such event, the non-Majority Member shall designate which of its Management Committee designees shall resign. Said designee shall tender his resignation promptly thereafter whereupon the Majority Member shall nominate a person to fill the vacancy created thereby who shall thereafter be elected to the Management Committee as set forth in Section 4.2(a).

         5.3 Vacancy. Except as set forth in Section 5.2 Venus and EXCO, respectively, shall have the right to elect a replacement to fill any vacancy occurring for any reason in respect of one of their respective nominees to the Management Committee.

         5.4 Removal. Venus and EXCO may, and shall have the right to, remove and replace any member of the Management Committee nominated by that Member at any time and for any reason, with or without cause.

         5.5 Authority of the Management Committee.

                  (a) Subject to Sections 5.6 and 6.9, the Management Committee, acting as a group, has sole authority to manage the Company and is authorized to make any contracts, enter into any transactions, and make and obtain any commitments on behalf of the Company to conduct or further the Company's business, subject to any delegation of such authority to any Officer(s) of the Company by this Agreement or resolution of the Management Committee;

                  (b) Each member of the Management Committee has one vote in Management Committee decisions;

                  (c) Action by the Management Committee requires either

                           (i) a resolution approved by the affirmative vote of at least a majority of all the members of the Management Committee (or such higher number of members of the Management Committee as may be required herein for any specified action), such vote being taken at a meeting of the Management Committee, scheduled by a prior act of the Management Committee (taken at a duly called meeting of the Management Committee) or called upon at least four days' written notice to all members of the Management Committee signed by at least two members of the Management Committee and (B) with a quorum present of at least three members of the Management Committee, or

                           (ii) a written action, signed by at least three
                                members of the Management Committee (or such higher number of members of the Management Committee as may be required herein for any specified action); provided that notice of such written action must be sent promptly to all members of the Management Committee who are not signatories thereto.

                  (d) The Management Committee may by Approval of the Management Committee delegate to an Officer or Officers any of the Management Committee's responsibilities and authority.

                  (e) Notwithstanding any other provision of this Agreement, any Member may propose any operation (a "Subsequent Operation") described in Article VI.B of the EXCO Operating Agreement. Any such Subsequent Operation shall be proposed, consented to (or not consented to) and conducted in the manner set forth in said Article VI.B. In the event the non-proposing Member declines to participate in the proposed Subsequent Operation, the proposing Member may elect to either proceed with the Subsequent Operation or cancel the project. If the proposing Member elects to proceed with the Subsequent Operation as proposed such project will be conducted in the Company's name (with the Company being the named party in interest), but funding for the project will be provided by the proposing Member by way of an additional Capital Contribution called in accordance with Section 8.1.

         5.6 Duties of Members of the Management Committee.

                  (a) Each member of the Management Committee shall discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the member of the Management Committee reasonably believes to be in the best interests of the Company.

                  (b) A member of the Management Committee may rely on information or advice received from other persons if that reliance is consistent with the standard of care set forth in under Section 5.6(a).

         5.7 Place of Meetings. All meetings of the Management Committee of the Company may be held either within or without the State of Delaware.

         5.8 Annual Meetings of the Management Committee. The annual meeting of the Management Committee shall be held, without further notice, immediately following the annual meeting of Members, and at the same place, or at such other time and place as shall be fixed with the Approval of the Management Committee.

         5.9 Regular Meetings of Management Committee. Regular meetings of the Managing Committee may be held without notice at a time and place as is from time to time determined by the Approval of the Management Committee pursuant to
Section 5.5(c).

         5.10 Special Meetings of the Management Committee. Special meetings of the Management Committee may be called by written notice signed by not fewer than three members of the Management Committee on not fewer than two days' notice to the other members of the Management Committee.

         5.11 Attendance and Waiver of Notice. Attendance of a member of the Management Committee at any meeting constitutes a waiver of notice of the meeting, except where a member of the Management Committee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Management Committee need be specified in the notice or waiver of notice of the meeting.

         5.12 Compensation of Members of the Management Committee. Members of the Management Committee, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time be Approved by the Members. This Agreement shall not be construed to preclude any member of the Management Committee from serving the Company in any other capacity and receiving compensation for such service. In addition, the members of the Management Committee shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder. No portion of a Member's overhead allocable to a member of the Management Committee acting in such capacity shall be charged to the Company.

         5.13 Conflicts of Interest. Subject to the other express provisions of this Agreement, the EXCO Operating Agreement (including the AMI) and any other agreement between the Company and any Member, member of the Management Committee or Officer, each member of the Management Committee and any Officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other member of the Management Committee or Officer the right to participate therein. The Company may transact business with any Related Person or Officer, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

         5.14 Actions Without a Meeting and Telephonic Meetings.
Notwithstanding any other provision contained in this Article 5, but subject to
Section 5.5(c), all actions of the Management Committee provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone.

         5.15 Officers.

                  (a) The Management Committee may, from time to time, designate one or more Persons to be Officers of the Company. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time by Approval of the Management Committee, delegate to them. The Management Committee may assign titles to particular Officers. The Management Committee shall delegate to such Officer the authority and duties that are set forth in the resolution appointing the Officer. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by Approval of the Management Committee.

                  (b) The Management Committee shall appoint a President of the Company who shall have responsibility for the day-to-day operations of the Company. The Management Committee may also appoint a Chairman, one or more Vice Presidents, a Secretary and Assistant Secretaries, and a Treasurer and Assistant Treasurers.

                  (c) Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Management Committee; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by Approval of the Management Committee.

         5.16 Indemnification. Each member of the Management Committee and each employee of the Company (each an "Indemnitee") shall be indemnified and held harmless by the Company, including advancement of expenses, but only to the extent that the assets of the Company are sufficient therefor, from and against all claims, liabilities, and expenses (including without limitation reasonable attorneys' fees) arising out of any action done or omitted to be done, in either case, in connection with the affairs of the Company, but excluding those caused by the gross negligence or willful misconduct of the Indemnitee, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the Indemnitee may have against third parties. In addition to these rights, the Company may indemnify and advance expenses to any other Person for actions taken or omitted by such Person on behalf of the Company, subject to Approval of all the Members.

         5.17 Exculpation. No member of the Management Committee or any officer of the Company shall be liable to the Company or any Member for monetary damages for breach of such person's fiduciary duty as a member of the Management Committee or as an Officer, except for liability (i) for actions done or omitted to be done, in either case, not in good faith or that involve intentional misconduct or a knowing violation of law or (ii) for any transaction from which such member of the Management Committee or the Officer derived an improper personal benefit.


                                   ARTICLE 6

                              Meetings of Members

         6.1 Place of Meetings. All meetings of the Members shall be held at the principal office of the Company designated on Exhibit A or pursuant to
Section 2.2, or at such other place within or without the State of Delaware as may be determined by Approval of the Management Committee and set forth in the respective notice or waivers of notice of the meeting.

         6.2 Annual Meetings of Members. The annual meeting of the Members of the Company shall be held at the time and date designated by the Management Committee from time to time and stated in the notice of the meeting. The annual meeting shall be called in the same manner as provided in this Agreement for special meetings of the Members, except that the purposes of the meeting need be enumerated in the notice of the meeting only to the extent required by applicable law.

         6.3 Special Meetings of Members. Special meetings of the Members may be called by Approval of the Management Committee or by any Member or Members who owns or own at least 20% of all the then outstanding Class A Units. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

         6.4 Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not fewer than five (5) nor more than sixty days before the date of the meeting, by or at the direction of the Management Committee or Persons calling the meeting, to each Member of record entitled to vote at the meeting.

         6.5 Quorum. The presence at a meeting of Members that hold Interests sufficient for the Required Vote necessary to act on a particular matter considered at the meeting, constitutes a quorum, but only for those matters for which the requisite quorum exists, except as otherwise provided by applicable law or the Certificate. The Members may not act on matters at a meeting for which a greater affirmative vote of Members is required than is present. Once a quorum is present, the withdrawal from the meeting of any Member before adjournment, or the refusal of a Member to vote, shall not affect the presence of a quorum at the meeting. If, or to the extent that, a quorum is not present at any meeting of the Members, then the Members entitled to vote at the meeting may adjourn or recess the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite Interests are present or represented.

         6.6 Proxy. Subject to the following conditions, Members may empower another Member, Member of the Management Committee, Officer or Person to be the Member's authorized agent to represent the Member's Interests by proxy, at any annual or special meeting or event permitted by this Agreement, and to exercise all rights, benefits and authority of the Member as if the Member were present at the meeting. To be recognized as an authorized representative entitled to act on behalf of or vote the proxy of a Member, the following conditions must have been satisfied:

                  (a) The affected Member must provide to the Company a written notice containing the identity of its authorized representative, specifying the particular meeting, at least forty-eight hours before the date of the meeting. Unless the notice contains express restrictions on the authority of the representative, the representative is entitled to the same authority as the Member could exercise at the meeting, if the Member were present;

                  (b) At the time of the meeting, the representative shall identify himself as a Person named by the Member's notice; and

                  (c) The representative must deliver to the chair of the particular meeting an executed, written proxy delineating the authorization from the Member on whose behalf the representative is acting.

         No proxy is valid after eleven months from the date of its execution unless the proxy provides otherwise. A proxy is revocable unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.

         6.7 Registered Members. The Company may treat the holder of record of any Interest as the holder in fact of the Interest for all purposes and, accordingly, is not bound to recognize any equitable or other claim to or interest in the Interest on the part of any other Person, whether or not it has express or other notice of the claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

         6.8 Actions Without a Meeting and Telephonic Meetings. Notwithstanding any other provision contained in this Article 6, all actions of the Voting Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any action that may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the Members holding not less than the minimum affirmative votes that would be necessary to take the action at a meeting at which the holders of all Interests entitled to vote on the action were present and voted.

         6.9 Major Decisions. For so long as Venus and EXCO own any Class A Units, a Supermajority Vote of the Members shall be required for the Company to take, or to enter into any agreement to take, any of the following actions:

                  (a) A merger, consolidation or share exchange;

                  (b) A sale of all or substantially all of the Company's assets;

                  (c) A liquidation and/or dissolution of the Company;

                  (d) Converting the Company from a limited liability company to another form of entity, changing the Company's jurisdiction of organization or causing the Company to become a taxable entity for federal income tax purposes;

                  (e) Commencing bankruptcy or insolvency proceedings;

                  (f) Amending this Agreement to change any minority unitholder protection set forth therein;

                  (g) Changing the "tax matters partner" of the Company from the Member designated as such in Section 9.11; or

                  (h) Other than in connection with a dissolution of the Company pursuant to Article 10, distributing non-cash assets of the Company to any Member.


                                   ARTICLE 7

                            Compensation of Members

         Until changed by a Supermajority Vote of the Members, no compensation shall be paid by the Company to any Person in their capacity as a Member. This
Article 7 shall not be construed to preclude any Member from receiving payments of principal and interest on any amount loaned to the Company by such Member or from receiving distributions from cash flow, subject to the terms and conditions set forth herein.


                                   ARTICLE 8

                          Capital and Capital Accounts

         8.1 Capital Contributions.

                  (a) Initial Capital Contributions. Simultaneously with the execution of this Agreement, each Member has contributed cash to the Company as described on Exhibit A (as to each Member, such amount being referred to herein as such Member's "Initial Capital Contribution"), and on delivery of such contribution, each Member has received its Interest as indicated on Exhibit A. In addition, each Member has contributed their respective rights, obligations and liabilities under the Apache Agreement.

                  (b) Additional Capital Contributions. If (i) the Management Committee determines that the amounts contributed to the Company by the Members with regard to the Initial Capital Contributions are insufficient to carry out the purposes of the Company or (ii) a Member has proposed a Subsequent Operation in accordance with Section 5.5, then within 30 days of receipt of notice (the "Contribution Due Date") provided by the Management Committee or the proposing Member, the Members shall make additional capital contributions (for which the Members Pro Rata shall be responsible) to the Company.

                  (c) Remedies for Failure to Fund Additional Capital Contributions.

                           (i) If the Management Committee calls for additional capital contributions in accordance with
                                Section 8.1(b)(i) and one or more Members fail to make their required additional capital contribution within three (3) days after delivery of notice to such party(ies), then the following shall occur (unless waived in writing by the non-defaulting Members): if any Member fails to so fund its additional capital contribution, then the non-defaulting Member(s) shall be permitted to fund such defaulting Member's portion. Thereafter, if the non-defaulting Member should fund the defaulting Member's portion, all cash otherwise distributable to the defaulting Member as provided by Sections 9.5 or 10.4 shall instead be distributed to the paying Member until the paying Member has recouped a sum equal to 300% of the defaulted-upon additional capital contribution.

                           (ii) In the event a Member proposes a Subsequent
                                Operation and the non-proposing Member declines to participate therein, all costs of such Subsequent Operation shall be funded by the proposing Member. All cash, income, gain, loss, expense, deduction or credit in respect of such Subsequent Operation shall be allocated to the proposing Member until it has recouped from distributions of cash made in accordance with Sections 9.5 or 10.4 directly attributable to the Subsequent Operation that otherwise would have been allocated to the non-participating Member a sum equal to 300% of additional Capital Contribution that would have been made by the non- participating Member had it participated in the Subsequent Operation. The Company shall separately account and segregate for all cash generated by such Subsequent Operation for this proposal. Upon recoupment of the additional capital contribution funded by the proposing Member instead of the non-participating Member necessary to fund such Subsequent Operation as described above, all items of cash, income, gain, loss, expense, deduction or credit shall be allocated to the Members in accordance with their Percentage Interest.

         8.2 Capital Accounts

                  (a) Separate Capital Accounts; Adjustments. A separate Capital Account shall be maintained for each Member. Each Member's Capital Account shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value (as determined in good faith by the Management Committee) of any property contributed by that Member to the Company, (iii) the amount of any Company liabilities that are assumed by that Member or that are secured by any Company property distributed to that Member; and (iv) the amount of Profits allocated to that Member, including a disproportionate allocation in accordance with Section 8.1. Each Member's Capital Account shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value (as determined in good faith by the Management Committee) of any property distributed to that Member by the Company, (iii) the amount of any Member's liabilities that are assumed by the Company or that are secured by any property contributed by that Member to the Company and (iv) the amount of Losses allocated to that Member.

                  (b) Transfer of Capital Account. On a Transfer of Interests, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent that it relates to the Transferred Interest.

                  (c) Compliance. The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Code Section 704(b) and the IRS Regulations promulgated thereunder.

         8.3 Withdrawal or Reduction of Members' Capital Contributions.

                  (a) Repayment of Capital Subordinated to Liabilities. Except as may be otherwise specifically provided herein, no Member shall receive from Company property any part of its Capital Contribution until all liabilities of the Company, except the liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay those liabilities.

                  (b) Withdrawals. No Member has the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided herein. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

                  (c) No Priority Among Members. Except as may be otherwise specifically provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions, provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.

         8.4 Liability of Members. No Member is liable for the debts, liabilities or obligations of the Company beyond its required capital contributions as described in Section 8.1.

                                   ARTICLE 9

               Allocations, Distributions, Elections and Reports

         9.1 Allocations of Net Income and Net Loss.

                  (a) Net Income. For each Fiscal Year or part thereof, Net Income shall be allocated to the Members Pro Rata; provided, however, to the extent distributions are or are to be redirected pursuant to
         Section 8.1(c) as a remedy for failure to fund additional capital contributions, Net Income attributable thereto shall be redirected.

                  (b) Net Losses. For each Fiscal Year or part thereof, Net Losses shall be allocated to the Members Pro Rata; provided, however, to the extent distributions are or are to be redirected pursuant to
         Section 8.1.(c) as a remedy
         for failure to fund additional capital contributions, Net Losses attributable thereto shall be similarly redirected.

                  (c) Allocation of Items. Subject to any special allocation provided in Section 8.1(c), to the extent possible, each Member shall be allocated a share of each Company item allocated pursuant to this
         Section 9.1 in proporation the Net Income or Net Losses allocable pursuant to this Section 9.1.

         9.2 Certain Book/Tax Differences.

                  (a) In accordance with Code Section 704(c) and the applicable IRS Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property which has a Book Basis different from its adjusted tax basis (as determined for federal income tax purposes) shall, solely for income tax purposes (and without adjusting any Member's Capital Account therefor), be allocated among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the Book Basis of such property.

                  (b) If any portion of the principal amount of a loan to the Company in respect of which the lender is a Member (or an affiliate of a Member) is treated, for federal income tax purposes, as interest expense, then, (i) solely for income tax purposes (and without adjusting any Member's Capital Account therefor), the deduction for such interest expense shall be specially allocated to the Member who is the lender (or affiliate of the lender) and (ii) no portion of the principal amount of such loan shall be treated as interest for purposes of maintaining the Capital Accounts of the Members.

         9.3 Compliance with Section 704(b). The following special allocations shall, except as otherwise provided, be made in the following order:

                  (a) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution described in IRS Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of income and gain shall be specially allocated to such Member in accordance with the requirements of IRS Regulations Section 1.704-1(b)(2)(ii)(d). This Section 9.3(a) is intended to comply with the "qualified income offset" provision of the IRS Regulation last cited and shall be interpreted consistent therewith.

                  (b) Special Income Allocation. In the event any Member has a deficit Capital Account balance at the end of any Fiscal Year or other period that is in excess of the sum of (i) the amount such Member is obligated to restore or is deemed obligated to restore as described in IRS Regulations Section 1.704- 1(b)(2)(ii)(c) or (d) and (ii) the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of IRS Regulations Sections 1.704-

         2(g)(1) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.3(b) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Agreement have been tentatively made as if this Section 9.3(b) were not in this Agreement.

         9.4 Allocation of Income and Loss in Respect of Transferred Interests. If any Interest in the Company is Transferred, or upon the admission or withdrawal of a Member, in accordance with the provisions of this Agreement during any calendar year, the income or loss attributable to such Interest for such calendar year shall be divided and allocated ratably between the Members on a daily basis; provided, however, that, to the extent permitted by the applicable provisions of the Code and IRS Regulations, all Company items shall be allocated solely to the parties owning Interests in the Company as of the date such item is required to be taken into account by the Company for federal income tax purposes.

         9.5 Distributions of Cash. So long as the Company shall have cash on hand of at least $200,000 and subject to the provisions of the Credit Facility, no later than 15 days after the last day of each calendar month the Company shall distribute to the Members Pro Rata (unless redirected pursuant to Section 8.1(c)) all cash on hand, unless otherwise determined by the Management Committee.

         9.6 Limitation on Distribution. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company (as determined in accordance with generally accepted accounting principles applied on a consistent basis), except liabilities to Members on account of their Capital Contributions.

         9.7 Transferred Interests. Distributions of Company assets in respect of an Interest in the Company shall be made only to the persons or entities who, according to the books and records of the Company, are the holders of record of the Interests in respect of which such distributions are made on the actual date of distribution. The Company, the Members, the members of the Management Committee and the Officers shall not incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company, the Members, the members of the Management Committee or the Officers have knowledge or notice of any Transfer or purported Transfer of ownership of any Interest in the Company.

         9.8 Accounting Principles; Designated Independent Auditor. The Profits and Losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. Until changed in accordance with the terms of this Agreement by Supermajority Vote of the Members, Ernst & Young, LLP shall be the Company's independent auditor.

         9.9 Records and Reports. At the expense of the Company (subject to the Approved Budget), the appropriate Officers shall maintain records and accounts of all operations and expenditures of the Company and submit monthly reports regarding same to each of the Members. The Company shall use commercially reasonable efforts to provide within 30 days of the end of each fiscal quarter (other than the fourth quarter) to each member (i) unaudited financial statements of the Company (including balance sheet, profit or loss statement, and statement of cash flows) prepared in accordance with GAAP and (ii) a projected budget for the ensuing fiscal quarter. The Company shall use commercially reasonable efforts to provide within 60 days of the end of each Fiscal Year audited financial statements of the Company prepared in accordance with GAAP prepared by the Company's independent auditor. The Company shall deliver such other financial reports reasonably requested by a Member. At a minimum, the Company shall keep at its principal place of business the following records:

                  (a) A current list that states:

                      (i)  The name and mailing address of each Member, and

                      (ii) The number and classes of Units and the corresponding
                           Percentage Interest owned by each Member;

                  (b) Copies of the federal, state and local information or income tax returns for each of the Company's six most recent tax years (or such shorter period that the Company has been in existence):

                  (c) A copy of the Certificate and the Agreement, all amendments or restatements, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Certificate or this Agreement, classes or groups of Members;

                  (d) Correct and complete books and records of account of the Company; and

                  (e) Any other books, records or documents required by the Act or other applicable law.

         9.10 Returns and Other Elections. The appropriate Officers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of the returns, or pertinent information therefrom, shall be furnished to the Members within seventy-five (75) days after the end of each Fiscal Year of the Company. Subject to Section 4.4(e), all elections permitted to be made by the Company under federal or state laws shall be made by Approval of the Management Committee.

         9.11 Tax Matters Partner. EXCO is hereby designated to be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7). Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Code Section 6223. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by Code Sections 6222 through 6232 without Approval of the Management Committee, but this sentence does not authorize the "tax matters partner" or the Management Committee to take any action left to the determination of an individual Member under Code Sections 6222 through 6232.

         9.12 Bank Accounts. All funds of the Company shall be deposited in its name in an account maintained in an insured, commercial financial institution, as determined by the appropriate Officers. The funds of the Company shall not be commingled with the funds of any other Person. Checks may be drawn on the Company account or accounts only for the purposes of the Company and shall be signed by an appropriate Officer.


                                   ARTICLE 10

                          Dissolution and Termination

         10.1 Dissolution. The Company shall be dissolved on the first to occur of the following:

                  (a) The Company has not completed the purchase of the Apache Properties by July 31, 1999;

                  (b) On the election to dissolve the Company by a Supermajority Vote of the Members or, as provided in Section 6.9(c), by Approval of the Management Committee;

                  (c) On the death, retirement, resignation, expulsion, Bankruptcy, legal incapacity or dissolution of any Member, unless there is at least one remaining Member and the business of the Company is continued by the consent of the remaining Members given in writing within 90 days;

                  (d) The entry of a decree of judicial dissolution under
         Section 18.802 of the Act; or

                  (e) The Act so requires and the requirement is not validly varied by this Agreement.

         Nothing contained in this Section 10.1 is intended to permit a Member to dissolve the Company at will (by retirement, resignation, withdrawal or otherwise), or to exonerate a Member from liability to the Company and the remaining Members if it dissolves the Company at will. A purported dissolution at will of the Company that is not permitted hereby is in contravention of this Agreement for purposes of the Act.

         10.2 Interim Manager. If the Company is dissolved as a result of an event described in Section 10.1(b), then the Members who have not caused the dissolution may appoint one or more interim managers of the Company, who shall have and may exercise all the rights, powers and duties of the Management Committee under this Agreement, until the Company is reconstituted.

         10.3 Winding-up and Termination.

                  (a) On dissolution of the Company, the business and affairs of the Company shall terminate and the assets of the Company shall be liquidated under this Article 10.

                  (b) Dissolution of the Company is effective as of the day on which the event giving rise to the dissolution occurs, but the Company shall not terminate until there has been a winding up of the Company's business and affairs and the Company's assets have been distributed as provided in Section 10.4.

                  (c) On dissolution of the Company, the Members who have not caused the dissolution may cause any part or all of the assets of the Company to be sold in the manner Approved by the Members (excluding Members who caused the dissolution), in an effort to obtain the best prices for the assets; provided, however, that upon Approval of the Management Committee, the Company may distribute assets of the Company in kind to the Members to the extent practicable.

         10.4 Distribution of Assets on Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:

                  (a) First, to creditors in the order of priority as provided by law;

                  (b) Second, amounts necessary to establish, for a period not to exceed one year after the date of dissolution, cash reserves that the Management Committee deems reasonably necessary for any contingent, unliquidated or potential liabilities or obligations of the Company (provided, however, that upon the earlier to occur of (i) the first anniversary of the dissolution and (ii) the resolution of any contingent or unforseen liabilities or obligations of the Company, any remaining cash reserves shall be distributed to the Members pursuant to paragraph (c) of this Section as if such remaining cash reserves had been included in the initial distributions made pursuant to this Section);

                  (c) Third, to holders of Class A Units in an amount equal to their remaining Capital Account (if a positive number); and

                  (d) Finally, any remainder shall be distributed to the holders of Class A Units outstanding Pro Rata (less any deduction for a negative Capital Account of any Member).

         10.5 Distributions in Kind. Assets of the Company shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if the property had been sold for cash at a price equal to its fair market value and the net proceeds distributed to the Members.

         10.6 Certificate of Cancellation. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members according to their respective rights and interests, a Certificate of Cancellation shall be executed on behalf of the Company by an appropriate Officer and shall be filed with the Office of the Secretary of State of the State of Delaware, and the Members and appropriate Officers shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.


                                   ARTICLE 11

                            Miscellaneous Provisions

         11.1 Notices.

                  (a) Any notice, notification, demand or request provided or permitted to be given under this Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) Federal Express or other comparable overnight courier (next Business Day delivery requested), (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) telecopy during normal business hours to the place of business of the recipient.

                  (b) For purposes of all notices, the addresses and telecopy numbers of the Members are set forth on Exhibit A.

                  (c) All notices, notifications, demands or requests so given shall be deemed properly given and received (i) if mailed, three Business Days after being deposited in the mail; (ii) if sent via overnight courier (next Business Day delivery requested), the next Business Day after being deposited; or (iii) if telecopied on a Business Day during normal business hours, that day, or if telecopied on a day that is not a Business Day or telecopied after normal business hours, the next day that is a Business Day.

                  (d) Any notice, notification, demand or request delivered by hand delivery or messenger shall be deemed properly given and received when the delivery receipt therefor is signed or initialed by a business employee of any recipient or by an adult resident at the residence of any recipient.

         11.2 Application of Law; Venue. THIS AGREEMENT AND THE APPLICATION OR INTERPRETATION HEREOF, SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF TEXAS, OTHER THAN AS TO MATTERS OF GOVERNANCE ARISING UNDER THE ACT WHICH SHALL BE GOVERNED BY THE ACT. EXCLUSIVE VENUE FOR ANY ACTION RELATING TO THIS AGREEMENT SHALL BE MAINTAINED IN DALLAS COUNTY, TEXAS. EACH PARTY HEREBY CONSENTS TO PERSONAL JURISDICTION AND SERVICE OF PROCESS IN THE STATE OF TEXAS FOR MATTERS BETWEEN THE PARTIES HERETO THAT ARISE OUT OF THIS AGREEMENT.

         To the extent permitted by applicable law, each Member hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         11.3 No Action for Partition. No Member may maintain any action for partition with respect to the property of the Company.

         11.4 Headings and Sections. The headings in this Agreement are inserted for convenience only and do not describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         11.5 Amendments. This Agreement may be amended, supplemented or restated only by Approval of the Members; provided, however that any amendment hereto necessary to effect any matter referred to in Section 6.9 shall require a Supermajority Vote of the Members. The appropriate Officers shall cause Certificates of Amendment in accordance with the Act to be prepared, and those Certificates of Amendment shall be executed by the appropriate Officers and shall be filed in accordance with the Act.

         11.6 Number and Gender. Where the context so indicates, the masculine includes the feminine and the neuter, the neuter includes the masculine and feminine, and the singular includes the plural.

         11.7 Binding Effect; No Third Party Beneficiaries. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and assigns. There shall be no third party beneficiary of this Agreement.

         11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same agreement.

         11.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be legal, valid, and enforceable.

         11.10 Entire Agreement. The Certificate, this Agreement and the Agreement Among the Members of the Company (i) constitute the entire agreement between the parties relating to the subject matter hereof, and (ii) supersede all previous contracts and agreements between the parties hereto, both oral and written.

         11.11 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a member of the Management Committee, Officer, employee or agent of the Company or who is or was serving at the request of the Company as a manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary or another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship trust, other enterprise or employee benefit plan, against any liability.

                                   * * * * *

         IN WITNESS WHEREOF, the undersigned, being the initial members of the Management Committee of the Company, have caused this Agreement to be duly adopted by the Company as of the 30th day of June, 1999.

                                  THE COMPANY:


                                  /s/ DOUGLAS H. MILLER
                                  ----------------------------------------------
                                  Douglas H. Miller

                                  /s/ T.W. EUBANK
                                  ----------------------------------------------
                                  T.W. Eubank

                                  /s/ EUGENE L. AMES, JR.
                                  ----------------------------------------------
                                  Eugene L. Ames, Jr.

                                  /s/ JOHN Y. AMES
                                  ----------------------------------------------
                                  John Y. Ames

         The undersigned, being all of the initial Members of the Company, do hereby ratify, confirm and approve the adoption of this Agreement as the limited liability company agreement of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement.

                                      MEMBERS:

                                      VENUS EXPLORATION, INC.


                                      By: /s/ JOHN Y. AMES
                                         ---------------------------------------
                                         Name:  John Y. Ames
                                         Title: President


                                      EXCO RESOURCES, INC.


                                      By: /s/ T.W. EUBANK
                                         ---------------------------------------
                                         Name:  T.W. Eubank
                                         Title: President

                                   EXHIBIT A

                         COMPANY AND MEMBER INFORMATION


1.       Name of Company:                         EXUS Energy, LLC

2.       Address, Telephone Number                c/o EXCO Resources, Inc.
         and Telecopy Number of                   5735 Pineland Drive
         Principal Office:                        Suite 235
                                                  Dallas, Texas 75231
                                                  Telephone: (214) 368-2084
                                                  Facsimile: (214) 368-2087

3.       Registered Agent and Office:             The Corporation Trust Company
                                                  1201 Orange Street
                                                  Wilmington, Delaware  19801

4.       Members:

         a.   Name:                       Venus Exploration, Inc.
              Mailing Address             1520 N.E. Loop 410
              and Telecopy Number:        Suite 1000
                                          San Antonio, Texas 78209
                                          Attention: President
                                          Telephone: (210) 930-4900
                                          Facsimile: (210) 828-6016

              Initial
              Percentage Interest:        50%, represented by 100 Class A Units

              Initial Cash
              Capital Contribution:       $7,000,000

              Date Became Member:         June 28, 1999


         b.   Name:                       EXCO Resources, Inc.
              Mailing Address             5735 Pineland Drive
              and Telecopy Number:        Suite 235
                                          Dallas, Texas 75231
                                          Attention: President
                                          Telephone:  (214) 368-2084
                                          Facsimile:  (214) 368-2087

              Initial
              Percentage Interest:        50%, represented by 100 Class A Units

              Initial Cash
              Capital Contribution:       $7,000,000

              Date Became Member:         June 28, 1999




                                     A - 2